Exhibit 99.1
F i n i s a r
October 9, 2014
Finisar Announces Redemption of 5.0% Convertible Senior Notes due 2029
SUNNYVALE, CA -- (Marketwired) -- 10/09/14 -- Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, announced today that it has given notice of its intention to redeem all of the outstanding 5.0% Convertible Senior Notes (the “Convertible Notes”) due 2029 (CUSIP Numbers 31787AAJ0 and 31787AAK7) on October 29, 2014. As of October 9, 2014, there was approximately $40,015,000 aggregate principal amount of the Convertible Notes outstanding. Unless earlier converted by the holders into shares of Finistar’s common stock prior to the redemption date, the Convertible Notes will be redeemed for cash at a redemption price equal to 100% of the principal amount of the Convertible Notes, together with accrued and unpaid interest thereon to, but excluding, the redemption date. Any cash required by Finisar for the redemption will come from cash on hand.
The Convertible Notes are convertible at any time prior to 5:00 p.m., New York City Time, on October 28, 2014, at a rate of 93.6768 shares of Finisar’s common stock for each $1,000 principal amount of Convertible Notes, or a Conversion Price of approximately $10.68 per share. As of October 8, 2014, the closing sale price of Finisar common stock, as reported on the NASDAQ Global Select Market, was $15.83 per share.
Wells Fargo Bank, N.A., the trustee for the Convertible Notes, is distributing a Notice of Redemption to all registered holders of the Convertible Notes on October 9, 2014. Copies of such Notice of Redemption and additional information relating to the procedure for redemption and/or conversion of the Convertible Notes may be obtained from Wells Fargo Bank, N.A. by calling (800) 344-5128, Option 0, Attn. Bondholder Communications.
This announcement does not constitute an offer to buy or sell or the solicitation of an offer to sell or buy securities in any jurisdiction.
SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains forward-looking statement concerning Finisar’s expected financial performance. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar’s products; the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets; Finisar’s historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and the uncertainty of achieving anticipated cost savings and synergies in connection with the recently completed u2t acquisition. Further information regarding these and other risks relating to Finisar’s business is set forth in Finisar’s annual report on Form 10-K (filed June 26, 2014) and quarterly SEC filings.
ABOUT FINISAR
Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

Investor contact:
Kurt Adzema
Chief Financial Officer
408-542-5050
Investor.relations@finisar.com

Press contact:
Victoria McDonald
Director, Corporate Communications
408-542-4261